Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of
Whitestone REIT:

We have audited the accompanying Statement of Revenues and Certain Operating Expenses (the “Historical Summary”) of BLVD Place (the “Property”) acquired by Whitestone REIT (the “Company”) on May 26, 2017 for the year ended December 31, 2016, and the related notes to the Historical Summary.

Management’s Responsibility for the Statement
Management is responsible for the preparation and fair presentation of the Historical Summary in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that is free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on the Historical Summary based on our audit. We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the Statement of Revenues and Certain Operating Expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses as described in Note 2 of the Historical Summary for the year ended December 31, 2016, in conformity with U.S. generally accepted accounting principles.

Basis of Accounting
As described in Note 2 to the Historical Summary, the Statement of Revenues and Certain Operating Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and is not intended to be a complete presentation of the Property’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Pannell Kerr Forster of Texas, P.C.

Houston, Texas
August 1, 2017

BLVD PLACE
STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Three Months Ended March 31, 2017 (unaudited) and Year Ended December 31, 2016
(in thousands)

	Three Months Ended	Year Ended
	March 31, 2017	December 31, 2016
Revenues:
Rental income	$2,314	$9,504
Other income	1,104	3,946
Total revenue	3,418	13,450

Certain operating expenses:
Operating expenses	505	1,855
Real estate taxes	596	2,383
Total certain operating expenses	1,101	4,238

Excess of revenues over certain operating expenses	$2,317	$9,212

See accompanying notes to statements of revenues and certain operating expenses.

BLVD PLACE
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Three Months Ended March 31, 2017 (unaudited) and Year Ended December 31, 2016

1.  BUSINESS

On May 26, 2017, Whitestone REIT, through Whitestone REIT Operating Partnership, L.P. (collectively, the “Company,” “Whitestone,” “we,” “our,” or “us”), acquired BLVD Place (the “Property”), a property that meets our Community Centered Property™ strategy, for a purchase price of approximately $158.0 million, including $80.0 million of asset level mortgage financing and $78.0 million in cash and net prorations. BLVD Place contains 216,944 square feet of leasable space and was approximately 99.2% leased at the time of purchase. In addition, included in the purchase of BLVD Place was approximately 1.43 acres of developable land that will give the Company the ability to build an estimated 136,930 square feet of additional leasable space, based on current plans.

In assessing the Property, we considered the Property's revenue sources including those that have been affected and are expected to be affected in the future by factors including, but not limited to, demand, supply and competitive factors present in the local and national markets for retail properties and the ability of tenants to make payments when due. We also considered the Property's expenses including, but not limited to, utility costs, tax rates and other expenses, and the portion of such expenses that may be recovered from tenants.

2.  BASIS OF PRESENTATION

The Statements of Revenues and Certain Operating Expenses (the “Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X, promulgated by the Securities and Exchange Commission, and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management to make estimates and assumptions that affect the reported amounts of the revenue and expenses during the reporting period. Actual results may differ from those estimates.

The unaudited Historical Summary for the three months ended March 31, 2017 has been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information. Accordingly, it does not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.

3. REVENUE

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as non-cancelable operating leases. The leases may include provisions under which the Property is reimbursed for common area maintenance, real estate taxes and insurance costs. Pursuant to the lease agreements, income related to these reimbursed costs is recognized in the period the applicable costs are incurred. Certain leases contain renewal options at various periods at various rental rates.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income is recognized for the full period of occupancy on the straight-line basis.

BLVD PLACE
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Three Months Ended March 31, 2017 (unaudited) and Year Ended December 31, 2016

The weighted average remaining lease terms for tenants at the Property was 10.4 years as of December 31, 2016. Minimum rents to be received from tenants under operating leases, exclusive of tenant expense recoveries, as of December 31, 2016, were as follows (in thousands):

Years Ended December 31,	Minimum Future Rents
2017	$8,392
2018	8,497
2019	8,504
2020	8,384
2021	8,520
Thereafter	54,998
Total	$97,295

The following tenants individually comprised more than 10% of the annualized base rental income of the Property as of December 31, 2016:

Tenant	Annualized Base Rental Income	% of Total Property
Whole Foods Market	$2,042	24%
Frost Bank	1,818	22%
Newmark Real Estate of Houston LLC	1,141	14%

4. CERTAIN OPERATING EXPENSES

Certain operating expenses include only those expenses expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Expenses such as depreciation and amortization are excluded from the accompanying Historical Summary.

5. SUBSEQUENT EVENTS

The Property has evaluated all events and transactions that occurred through August 1, 2017, the date the financial statements were available to be issued, and is not aware of any events that have occurred that would require additional adjustments to or disclosures in the Historical Summary.

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